Exhibit 10.13A

                          LEASE EXTENSION AGREEMENT

      AGREEMENT made this 9th day of March, 2000 between APOLLO DEVELOPMENT CORP. ("Landlord") and INTELLIGENT CONTROLS, INC. ("TENANT").

      WHEREAS the parties have a lease between them currently in force, covering property in the Saco, Maine Industrial Park, which lease is dated April 11, 1991, with a lease extension agreement dated January 4, 1999, with a termination date of October 31, 2000, and

      WHEREAS the parties desire to extend the term of said lease, as set forth herein,

      NOW THEREFORE in consideration of the mutual promises herein made, the parties agree that the termination date of said lease shall be extended to October 31, 2003. During the extension period the rent shall be as follows:

      November 1, 2000 to October 31, 2001, $5,757.70 per month payable in advance.
      November 1, 2001 to October 31, 2002, $5,930.43 per month payable in advance.
      November 1, 2002 to October 31, 2003, $6,108.34 per month payable in advance.

      The period for exercise of the option to purchase the leased property (set forth in paragraph 20 of said original lease) is also extended to the new lease termination date of October 31, 2003. The 2% increase factor in the option purchase price shall be computed over the entire period (including the extensions terms) as applicable.

      In all other respects the lease terms are ratified and confirmed.

      Executed at Saco, Maine, on the above date.

Witnessed by:                          APOLLO DEVELOPMENT CORP.

/s Abby Graffam                        BY /s Clifford A Purvis
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                                       It Treasurer     Landlord

                                       INTELLIGENT CONTROLS, INC.

/s Sharon Binnette                     BY /s Roger E. Brooks
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                                       Its President    Tenant